Exhibit 32.1

Written Statement of Chief Executive Officer
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Jeffersonville Bancorp (the "Company") on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies to his knowledge on the date hereof, that:

1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Jeffersonville Bancorp and will be retained by Jeffersonville Bancorp and furnished to the Securities and Exchange commission or its staff upon request.

/s/ Raymond Walter
Raymond Walter
August 9, 2007	President and Chief Executive Officer